EXHIBIT 99.1




                         FIRST NATIONAL BANK OF GWINNETT



                              FINANCIAL STATEMENTS


                           DECEMBER 31, 2002 AND 2001


                 (WITH INDEPENDENT ACCOUNTANTS' REPORT THEREON)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
First National Bank of Gwinnett

We have audited the accompanying balance sheets of First National Bank of Gwinnett as of December 31, 2002 and 2001, and the related statements of operations, changes in stockholders' equity, comprehensive income, and cash flows for the years then ended. These financial statements are the responsibility of First National's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First National Bank of Gwinnett as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                             /s/PORTER KEADLE MOORE, LLP



Atlanta, Georgia
February 28, 2003

                            FIRST NATIONAL BANK OF GWINNETT

                                     BALANCE SHEETS

                               DECEMBER 31, 2002 AND 2001

                                         Assets
                                         ------


                                                                 2002          2001
                                                             ------------  ------------
Cash and due from banks                                      $ 3,852,417   $ 3,120,136
Federal funds sold                                             1,592,000     2,494,000
                                                             ------------  ------------

       Cash and cash equivalents                               5,444,417     5,614,136
Interest-bearing deposits with banks                              99,000             -
Investment securities available for sale                       6,531,921     3,822,128
Other investments                                                294,050       232,950
Loans, net                                                    47,172,519    33,247,742
Premises and equipment, net                                    4,048,405     4,240,103
Accrued interest receivable and other assets                     663,505       211,523
Other real estate owned                                          750,000             -
                                                             ------------  ------------

       Total assets                                          $65,003,817   $47,368,582
                                                             ============  ============

                      Liabilities and Stockholders' Equity
                      ------------------------------------
Deposits:
  Demand                                                     $ 6,537,662   $ 6,701,274
  Money market and NOW accounts                               13,830,871    10,537,185
  Savings                                                        234,994       181,026
  Time                                                        28,094,773    16,589,054
  Time over $100,000                                           8,671,594     6,248,998
                                                             ------------  ------------

       Total deposits                                         57,369,894    40,257,537

Accrued interest payable and other liabilities                   338,084       462,314
                                                             ------------  ------------

       Total liabilities                                      57,707,978    40,719,851
                                                             ------------  ------------

Commitments

Stockholders' equity:
  Common stock, par value $5; 5,000,000 shares authorized;
    777,895 and 774,895 issued and outstanding, respectively   3,889,475     3,874,475
  Additional paid-in capital                                   3,868,879     3,851,329
  Accumulated deficit                                           (541,351)   (1,107,678)
  Accumulated other comprehensive income                          78,836        30,605
                                                             ------------  ------------

       Total stockholders' equity                              7,295,839     6,648,731
                                                             ------------  ------------

       Total liabilities and stockholders' equity            $65,003,817   $47,368,582
                                                             ============  ============

See  accompanying  notes  to  financial  statements.

                         FIRST NATIONAL BANK OF GWINNETT

                             STATEMENTS OF OPERATIONS

                  FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                            2002          2001
                                                         -----------  ------------
Interest income:
  Interest and fees on loans                             $ 3,073,030  $ 1,899,485
  Interest on investment securities:
    Government agencies and mortgage-backed securities       284,224      248,750
    Interest-bearing deposits                                    876            -
    Interest on federal funds sold                            43,804      170,632
                                                         -----------  ------------

            Total interest income                          3,401,933    2,318,867
                                                         -----------  ------------

Interest expense:
  Interest on money market and NOW accounts                  202,051      257,074
  Interest on savings and time deposits                    1,124,463      824,105
  Other                                                          527           48
                                                         -----------  ------------

            Total interest expense                         1,327,041    1,081,227
                                                         -----------  ------------

Net interest income                                        2,074,892    1,237,640

Provision for loan losses                                    277,000      368,000
                                                         -----------  ------------

Net interest income after provision for loan losses        1,797,892      869,640
                                                         -----------  ------------

Other income:
  Service charges on deposit accounts                        227,415       53,840
  Other income                                                17,866       16,236
  Mortgage income                                            376,227       65,751
                                                         -----------  ------------

            Total other income                               621,508      135,828
                                                         -----------  ------------

Other expenses:
  Salaries and employee benefits                           1,185,762      728,544
  Occupancy and equipment                                    358,614      197,222
  Other operating                                            656,366      455,513
                                                         -----------  ------------

            Total other expenses                           2,200,742    1,381,279
                                                         -----------  ------------

            Earnings (loss) before income taxes              218,658     (375,811)

Income tax benefit                                           347,669            -
                                                         -----------  ------------

Net earnings (loss)                                      $   566,327  $  (375,811)
                                                         ===========  ============

Basic earnings per share                                         .73         (.48)
                                                         ===========  ============

Diluted earnings per share                                       .70         (.48)
                                                         ===========  ============

See accompanying notes to financial statements.

                                    FIRST NATIONAL BANK OF GWINNETT

                              STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                             FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                                                Accumulated
                                                     Additional                    Other
                                            Common     Paid-In   Accumulated   Comprehensive
                                            Stock      Capital     Deficit        Income        Total
                                          ----------  ---------  ------------  -------------  ----------
Balance, December 31, 2000                $3,874,475  3,851,329     (731,867)              -  6,993,937

Change in other comprehensive income               -          -            -          30,605     30,605

Net loss                                           -          -     (375,811)              -   (375,811)
                                          ----------  ---------  ------------  -------------  ----------

Balance, December 31, 2001                 3,874,475  3,851,329   (1,107,678)         30,605  6,648,731

Net earnings                                       -          -      566,327               -    566,327

Change in other comprehensive income               -          -            -          48,231     48,231

Exercise of options, net of tax benefits      15,000     17,550            -               -     32,550
                                          ----------  ---------  ------------  -------------  ----------

Balance, December 31, 2002                $3,889,475  3,868,879     (541,351)         78,836  7,295,839
                                          ==========  =========  ============  =============  ==========

See accompanying notes to financial statements.

                         FIRST NATIONAL BANK OF GWINNETT

                    STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                            2002       2001
                                                          --------  ----------
Net earnings (loss)                                       $566,327  $(375,811)
                                                          --------  ----------

Other comprehensive income, net of income taxes:
  Unrealized gains on securities available for sale:
    Holding gains arising during the period, net of tax
    of $27,130 and $17,215, respectively.                   48,231     30,605
                                                          --------  ----------

        Total other comprehensive income                    48,231     30,605
                                                          --------  ----------

Comprehensive income (loss)                               $614,558  $(345,206)
                                                          ========  ==========

See accompanying notes to financial statements.

                                         FIRST NATIONAL BANK OF GWINNETT

                                             STATEMENTS OF CASH FLOWS

                                  FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



                                                                                         2002            2001
                                                                                     -------------  --------------
Cash flows from operating activities:
    Net earnings (loss)                                                              $    566,327   $    (375,811)
    Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
      Depreciation, amortization and accretion                                            242,523          84,253
      Provision for loan losses                                                           277,000         368,000
      Deferred income tax expense                                                        (399,353)              -
      Change in:
        Accrued interest receivable and other assets                                      (52,630)       (162,299)
        Accrued interest payable and other liabilities                                   (152,781)        176,765
                                                                                     -------------  --------------

        Net cash provided by operating activities                                         481,086          90,908
                                                                                     -------------  --------------

Cash flows from investing activities:
    Purchases of investment securities available for sale                              (5,411,544)     (3,909,824)
    Proceeds from calls, maturities, and paydowns of securities available for sale      2,768,740       1,141,558
    Purchase of other investments                                                         (87,900)           (500)
    Sale of other investments                                                              26,800               -
    Net change in loans                                                               (14,951,778)    (28,334,637)
    Purchase of premises and equipment                                                    (57,049)     (2,533,894)
    Proceeds from sale of premises and equipment                                           18,569               -
    Purchase of interest bearing deposits                                                 (99,000)              -
                                                                                     -------------  --------------

        Net cash used by investing activities                                         (17,793,162)    (33,637,297)
                                                                                     -------------  --------------

Cash flows from financing activities:
    Net change in deposits                                                             17,112,357      30,667,479
    Proceeds from the exercise of stock options                                            30,000               -
                                                                                     -------------  --------------

        Net cash provided by financing activities                                      17,142,357      30,667,479
                                                                                     -------------  --------------

Net change in cash and cash equivalents                                                  (169,719)     (2,878,910)

Cash and cash equivalents at beginning of year                                          5,614,136       8,493,046
                                                                                     -------------  --------------

Cash and cash equivalents at end of year                                             $  5,444,417   $   5,614,136
                                                                                     =============  ==============

Supplemental disclosures of cash flow information:
    Cash paid during the year for interest                                           $  1,373,344   $     946,968
    Cash paid for income taxes                                                       $     46,500               -

Supplemental disclosures for non-cash investing and financing activities:
    Transfers from OREO to loans                                                     $    750,000               -
    Tax effect of stock option exercise                                              $      2,550               -

See accompanying notes to financial statements.

                         FIRST NATIONAL BANK OF GWINNETT

                          NOTES TO FINANCIAL STATEMENTS

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

     Basis  of  Presentation
     -----------------------
     First National Bank of Gwinnett ("First National") was incorporated for the purpose of becoming a community oriented commercial bank with its emphasis on retail banking. First National operates primarily in the Sugarloaf area of Gwinnett County, Georgia. The organizers of First National filed a joint application to charter First National with the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation on September 3, 1999. First National raised $7,725,804 (net of offering costs of $23,146) through an offering of its $5 par value common stock at $10 per share, and subsequent to receiving final regulatory approval on November 10, 2000, opened for business on November 14, 2000.

     Operations through October 31, 2000 related primarily to expenditures by the organizers for incorporating and organizing First National. First National was reported on as a development stage corporation for the period ended September 30, 2000.

     The accounting principles followed by First National, and the methods of applying these principles, conform with accounting principles generally accepted in the United States of America ("GAAP") and, to general practices in the banking industry. In preparing the financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from these estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses, the valuation of real estate acquired in connection with or in lieu of foreclosure on loans, and valuation allowances associated with the realization of deferred tax assets which are based on future taxable income.

     Investment  Securities
     ----------------------
     First National classifies its securities in one of three categories: trading, available for sale, or held to maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held to maturity securities are those securities for which First National has the ability and intent to hold until maturity. All securities not included in trading or held to maturity are classified as available for sale. At December 31, 2002 and 2001, all securities were classified as available for sale.

     Available for sale securities are recorded at fair value. Held to maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of stockholders' equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

     A decline in the market value of any available for sale or held to maturity security below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

     Premiums and discounts are amortized or accreted over the life of the related securities as adjustments to the yield. Realized gains and losses for securities classified as available for sale and held to maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

     Loans  and  Allowance  for  Loan  Losses
     ----------------------------------------
     Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. In most cases, loan fees are recorded when received as the aggregate direct costs of making loans is approximately the same as the fees collected. Certain loan fees are deferred in situations where fees collected are significantly in excess of loan origination costs.

     A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

                         FIRST NATIONAL BANK OF GWINNETT

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED
     Loans  and  Allowance  for  Loan  Losses,  continued
     ----------------------------------------------------
     The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount which, in management's judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

     Management's judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific problem loans.

     Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review First National's allowance for loan losses. Such agencies may require First National to recognize additions to the allowance based on judgments different than those of management.

     Premises  and  Equipment
     ------------------------
     Premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the improvements or the terms of the related leases. Costs incurred for maintenance and repairs are expensed currently.

     Depreciation expense is computed using the straight-line method over the following estimated useful lives:

     Building                      40  years
     Leasehold  improvements       15  years
     Furniture  and  equipment     3 - 10  years

     Income  Taxes
     -------------
     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the assets and liabilities results in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

     Other  Investments
     ------------------
     Other investments consist of Federal Reserve Bank stock and Federal Home Loan Bank stock recorded at cost.

     Other  Real  Estate  Owned
     --------------------------
     Real estate acquired through foreclosure is carried at the lower of cost (defined as fair value at foreclosure) or fair value less estimated costs to dispose. Fair value is defined as the amount that is expected to be received in a current sale between a willing buyer and seller other than in a forced or liquidation sale. Fair values at foreclosure are based on appraisals. Losses arising from the acquisition of foreclosed properties are charged against the allowance for loan losses. Subsequent writedowns are provided by a charge to operations.

                         FIRST NATIONAL BANK OF GWINNETT

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED
     Employee  and  Director  Benefit  Plans
     ---------------------------------------
     In connection with the First National formation and initial offering, warrants were issued to the organizers. The warrants allow each holder to purchase one additional share of common stock for each share purchased in connection with the initial offering and were issued with common stock sold in the offering. The warrants will be exercisable in 33 1/3% annual increments beginning on the one-year anniversary of the date of issuance so long as the holder remains on the Board of Directors, at the initial offering price of $10 per share. A total of 120,000 shares relating to these warrants were issued.

     During 2000, First National adopted a Stock Incentive Plan (the "Plan") covering up to 120,000 shares of First National's common stock. This Plan is administered by a committee of the Board of Directors and provides for the granting of options to purchase shares of the common stock to officers, directors and key employees of First National. The exercise price of each option granted under the Plan will not be less than the fair market value of the shares of common stock subject to the option on the date of grant as determined by the Board of Directors. Options will be exercisable in whole or in part upon such terms as may be determined by the committee. Options will not be exercisable later than ten years after the date of grant. The maximum number of shares that may be granted to any individual during any calendar year is 40,000 shares.

     SFAS No. 123, "Accounting for Stock-Based Compensation", encourages all entities to adopt a fair value based method of accounting for employee stock compensation plans, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", whereby compensation cost is the excess, if any, of the quoted market price of the stock at the grant date (or other measurement date) over the amount an employee must pay to acquire the stock. Stock options issued under First National's stock option plan have no intrinsic value at the grant date, and under Opinion No. 25 no compensation cost is recognized for them. First National has elected to continue with the accounting methodology in Opinion No. 25 and, as a result, has provided pro forma disclosures of net earnings and earnings per share and other disclosures for 2002, as if the fair value based method of accounting had been applied.

       NET  EARNINGS
            As  reported     $     566,327
            Proforma         $     561,732

       BASIC  EARNINGS  PER  SHARE
            As  reported     $    .73
            Proforma         $    .72

       DILUTED  EARNINGS  PER  SHARE
            As  reported     $    .70
            Proforma         $    .69

     The fair value of each option is estimated on the date of grant using the Minimum Value pricing model with the following assumptions: dividend yield of 0%; risk free interest rate of 3.5% and an expected life of 10 years.

                         FIRST NATIONAL BANK OF GWINNETT

(1)  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES,  CONTINUED
     Employee  and  Director  Benefit  Plans,  continued
     ---------------------------------------
     A summary of activity in the directors' warrants and stock option plans for the years ended December 31, 2002 and 2001 is presented below:

                                       2002                 2001
                                -------------------  --------------------
                                          Weighted             Weighted
                                           Average              Average
                                         Option Price         Option Price
                                 Shares   Per Share   Shares   Per Share
                                --------  ----------  -------  ----------
Outstanding, beginning of year  187,745   $    10.00  187,745  $    10.00
Granted during the year          10,000        12.50        -           -
Exercised during the year        (3,000)       10.00        -           -
Forfeited during the year       (12,000)       10.00        -           -
                                --------  ----------  -------  ----------

Outstanding, end of year        182,745   $    10.14  187,745  $    10.00
                                ========  ==========  =======  ==========

Options exercisable             101,098                53,549
                                ========              =======

     The weighted average grant-date fair value of options granted in 2002 was $3.59. For the employee stock options, options outstanding at December 31, 2002 and 2001 are exercisable at a price ranging from $10 to $12.50 as presented in the table above. Such options have a weighted average remaining contractual life of approximately 8 years as of December 31, 2002.

     Net  Earnings  Per  Share
     -------------------------
     Earnings per share are based on the weighted average number of common shares outstanding during the period, while the effects of potential common shares outstanding during the period are included in diluted earnings per share. The presentation of earnings per share is required on the face of the statement of operations with and without the dilutive effects of potential common stock issuances from instruments such as options, convertible securities and warrants.

                                                     Net Earnings   Common Shares   Per Share
FOR THE YEAR ENDED DECEMBER 31, 2002                 (Numerator)    (Denominator)     Amount
                                                    --------------  --------------  ----------
Basic earnings per share                            $      566,327         777,145        .73

Effect of dilutive securities options and warrants               -          34,502       (.03)
                                                    --------------  --------------  ----------

Diluted earnings per share                          $      566,327         811,647        .70
                                                    ==============  ==============  ==========

     For 2001, the potential effect of outstanding options and warrants would be anti-dilutive, and therefore is not presented. Anti-dilutives options and warrants totaled 187,774.75 as of December 31, 2001.

(2)  INVESTMENT  SECURITIES
     Investment securities available for sale at December 31, 2002 and 2001 are as follows:

                                                2002
                            ---------------------------------------------
                                          Gross       Gross     Estimated
                            Amortized   Unrealized  Unrealized    Fair
                               Cost       Gains       Losses      Value
                            ----------  ----------  ----------  ---------
U.S. Government agencies    $1,709,859      20,029           -  1,729,888
Mortgage-backed securities   4,694,906     107,127           -  4,802,033
                            ----------  ----------  ----------  ---------

        Totals              $6,404,765     127,156           -  6,531,921
                            ==========  ==========  ==========  =========

                         FIRST NATIONAL BANK OF GWINNETT

(2)  INVESTMENT  SECURITIES,  CONTINUED

                                                 2001
                            ---------------------------------------------
                                          Gross       Gross     Estimated
                            Amortized   Unrealized  Unrealized    Fair
                               Cost       Gains       Losses      Value
                            ----------  ----------  ----------  ---------
U.S. Government agencies    $2,100,354      38,552           -  2,138,906
Mortgage-backed securities   1,673,954      14,047       4,779  1,683,222
                            ----------  ----------  ----------  ---------

          Totals            $3,774,308      52,599       4,779  3,822,128
                            ==========  ==========  ==========  =========

     The amortized cost and estimated fair value of investment securities available for sale at December 31, 2002 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

                            Amortized   Estimated
                               Cost     Fair Value
                            ----------  ----------

U.S. Government agencies:
  1 to 5 years              $1,709,859   1,729,888

Mortgage-backed securities   4,694,906   4,802,033
                            ----------  ----------

                            $6,404,765   6,531,921
                            ==========  ==========

     There  were no sales of securities available for sale during 2002 and 2001.

(3)  LOANS
     Major classifications of loans at December 31, 2002 and 2001 are summarized as follows:

                                       2002         2001
                                   ------------  ----------
Commercial and financial           $  3,825,983   2,990,258
Real estate - mortgage               30,698,866  21,027,775
Real estate - construction           11,758,949   8,545,151
Consumer and other                    1,452,994   1,105,558
                                   ------------  ----------
                                     47,736,792  33,668,742
Less:   Allowance for loan losses       564,273     421,000
                                   ------------  ----------

                                   $ 47,172,519  33,247,742
                                   ============  ==========

     First National grants loans and extensions of credit to individuals and a variety of businesses and corporations located in its general trade area of Gwinnett County and adjoining counties in Georgia. Although First National has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

     Changes  in  the  allowance  for  loan  losses  were  as  follows:

                                 2002      2001
                              ----------  -------
Balance at beginning of year  $ 421,000    53,000
Loans charged off              (133,727)        -
Provisions for loan losses      277,000   368,000
                              ----------  -------

Balance at end of year        $ 564,273   421,000
                              ==========  =======

                        FIRST NATIONAL BANK OF GWINNETT

(4)  PREMISES  AND  EQUIPMENT
     Major classifications of premises and equipment as of December 31, 2002 and 2001 are summarized as follows:

                                    2002         2001
                                 -----------  ----------
 Land and land improvements      $1,328,588   1,328,588
 Building                         2,148,705   2,150,053
 Leasehold improvements               9,214       7,897
 Furniture and equipment            890,553     852,042
                                 -----------  ----------
                                  4,377,060   4,338,580
 Less: Accumulated depreciation    (328,655)    (98,477)
                                 -----------  ----------

                                 $4,048,405   4,240,103
                                 ===========  ==========

     Depreciation expense amounted to $235,917 and $91,500 in 2002 and 2001, respectively.

(5)  DEPOSITS
     At  December  31,  2002,  time  deposits  mature  as  follows:

                   2003     $ 30,267,794
                   2004        4,408,939
                   2005        1,150,549
                   2006          939,085
                             -----------

                            $ 36,766,367
                            ============

(6)  INCOME  TAXES
     The components of income tax expense (benefit) for the year ended December 31, 2002 are as follows:

        Current                                    $     2,787
        Deferred                                        13,036
        Benefit of operating loss carryforward          60,368
        Change in valuation allowance                 (423,860)
                                                   ------------

                                                   $  (347,669)
                                                   ============

     The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to earnings before income taxes for 2002 is as follows:

        Pretax income at statutory rates           $     74,344
        Change in valuation allowance                  (423,860)
        Other                                             1,847
                                                   -------------

                                                   $     347,669
                                                   =============

                        FIRST NATIONAL BANK OF GWINNETT

(6)  INCOME  TAXES,  CONTINUED
     The following summarizes the components of deferred taxes at December 31, 2002 and 2001.

                                                          2002        2001
                                                        ---------  ----------
  Deferred income tax assets:
    Allowance for loan losses                           $187,994   $ 156,838
    Pre-opening expenses                                 122,326     165,500
    Operating loss carryforwards                          43,636     104,004
    Other                                                  5,670           -
                                                        ---------  ----------

               Total gross deferred income tax assets    359,626     426,342
               Less valuation allowance                        -    (423,860)
                                                        ---------  ----------

               Net deferred tax asset                    359,626       2,482
                                                        ---------  ----------

  Deferred income tax liabilities:
    Premises and equipment                                (9,170)     (2,482)
    Unrealized gain on securities available for sale     (48,319)    (17,215)
                                                        ---------  ----------

               Total deferred tax liabilities            (57,489)    (19,697)
                                                        ---------  ----------

               Net deferred tax asset (liability)       $302,137   $ (17,215)
                                                        =========  ==========

     The future tax consequences of the differences between the financial reporting and tax basis of First National's assets and liabilities resulted in a net deferred tax asset. In 2002, management determined that there was sufficient evidence that future taxable income was forthcoming. As a result, the valuation allowance was reduced to $0.

     At December 31, 2002 and 2001, First National had federal and state net operating loss carryforwards for tax purposes of approximately $75,000 and $259,000, respectively, which will expire beginning in 2013 if not previously utilized. No income tax expense or benefit was recorded for the periods ended December 31, 2001 or 2000 due to this loss carryforward.

(7)  COMMITMENTS
     First National is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contractual amounts of those instruments reflect the extent of involvement First National has in particular classes of financial instruments.

     First National's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. First National uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. In most cases, First National requires collateral to support financial instruments with credit risk. At December 31, 2002 and 2001, First National has commitments to extend credit of $7,686,000 and $4,113,000, respectively, and standby letters of credit amounting to $142,000 and $11,650, respectively.

     First National entered into an employment agreement with its President and Chief Executive Officer, providing for an initial term of five years commencing August 11, 1999. The agreement provides for a base salary, an incentive bonus, and an award of stock options which will be earned equally over five years at $10 per share equal to five percent of the number of shares sold in the initial public offering, or 38,744.75 shares (which have been granted in 2000). The agreement further provides for other perquisites, and subjects the President to certain non-compete restrictions.

                        FIRST NATIONAL BANK OF GWINNETT

(8)  RELATED  PARTY  TRANSACTIONS
     First National conducts transactions with directors and officers, including companies in which they have a beneficial interest, in the normal course of business. It is First National's policy to comply with federal regulations that require that loan and deposit transactions with directors and executive officers be made on substantially the same terms as those prevailing at the time made for comparable loans and deposits to other persons. As of December 31, 2002 and 2001, deposits from directors, executive officers, and their related interests aggregated approximately $2,077,000 and $1,753,000 respectively. These deposits were taken in the normal course of business at market interest rates.

     The  following  is  a summary of activity for related party loans for 2002:

Balance  at  December  31,  2001       $1,517,000
Loans  advanced                           296,000
Repayments                               (508,000)
                                       -----------

Balance  at  December  31,  2002       $1,305,000
                                        ==========

(9)  REGULATORY  MATTERS
     First National is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under certain adequacy guidelines and the regulatory framework for prompt corrective action, specific capital guidelines that involve quantitative measures of the assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices must be met. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require First National to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 Capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 Capital (as defined) to average assets (as defined). Management believes, as of December 31, 2002, that First National meets all capital adequacy requirements to which it is subject.

     As of December 31, 2002, the most recent notification from the Federal Deposit Insurance Corporation categorized First National as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized First National must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed First National's category.

     The  actual  capital  amounts  and  ratios are also presented in the table.

                                                                                    To Be Well
                                                                                Capitalized Under
                                                               For Capital      Prompt Corrective
                                               Actual       Adequacy Purposes   Action Provisions
                                          ---------------  -------------------  -------------------
                                          Amount   Ratio    Amount     Ratio    Amount     Ratio
                                          -------  ------  --------  ---------  ------  -----------
                                                           (amounts in thousands)
AS OF DECEMBER 31, 2002:
Total Capital (to Risk Weighted Assets)   $ 7,781   14.6%     4,264         8%   5,329          10%
Tier 1 Capital (to Risk Weighted Assets)  $ 7,217   13.6%     2,123         4%   3,184           6%
Tier 1 Capital (to Average Assets)        $ 7,217   11.4%     2,532         4%   3,165           5%

AS OF DECEMBER 31, 2001:
Total Capital (to Risk Weighted Assets)   $ 7,037   18.4%     3,056         8%   3,820          10%
Tier 1 Capital (to Risk Weighted Assets)  $ 6,616   17.3%     1,528         4%   2,292           6%
Tier 1 Capital (to Average Assets)        $ 6,616   14.9%     1,775         4%   2,218           5%

                        FIRST NATIONAL BANK OF GWINNETT

(10) DIVIDEND  RESTRICTIONS
     Banking regulations restrict the amount of dividends a bank may pay without obtaining prior approval. In addition to the formal statutes and regulations, regulatory authorities also consider the adequacy of First National's total capital in relation to its assets, deposits and other such items. At December 31, 2002, First National could not impair capital by the payment of dividends.

(11) MISCELLANEOUS  OPERATING  EXPENSES
     Significant components of other operating expenses in excess of 1% of interest and other income for the years ended December 31, 2002 and 2001 are as follows:

                                              2002         2001
                                              ----         ----

     Stationary and supplies                 $ 36,993     35,291
     Professional fees                       $ 96,742     93,414
     Data processing fees                    $ 98,362     75,271
     Advertising and marketing               $ 38,357     58,650